AMENDMENT NO. 4 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of February 19, 2013 (this “Amendment”), is made by and among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the New Term Lenders (as defined below) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”), for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, the Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Swingline Lender, Morgan Stanley & Co. LLC, as Collateral Agent and Morgan Stanley Bank, N.A., as Issuing Lender, have heretofore entered into that certain Amended and Restated Credit Agreement, dated as of October 13, 2011 (as amended, supplemented or otherwise modified, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended so as to, among other things, provide for a new tranche of term loans thereunder (the “New Term Loans”), which term loans would replace the Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”) and which, except as modified hereby, would have the same terms as the Existing Term Loans under the Existing Credit Agreement;
WHEREAS, each Lender holding Existing Term Loans (collectively, the “Existing Term Lenders”) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto as Annex I (a “Lender Consent”) (collectively, the “Converting Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment, (ii) to have agreed to convert (via conversion or repayment and a subsequent purchase, as further described in the Lender Consent) an aggregate principal amount of its Existing Term Loans (the “Converted Term Loans”) into New Term Loans in a principal amount equal to the amount notified to such Converting Term Lender by the Administrative Agent, (iii) upon the Fourth Amendment Effective Date (as defined below) to have converted (via conversion or repayment and a subsequent purchase, as further described in the Lender Consent) such amount of its Existing Term Loans into New Terms Loans in an equal principal amount and (iv) if applicable, upon the Fourth Amendment Effective Date, to have agreed to purchase Additional Term Loans (as defined below);
WHEREAS, each Existing Term Lender that executes and delivers a Lender Consent solely in the capacity of an Existing Term Lender, and not specifically as a Converting Term Lender (collectively, the “Non-Converting Term Lenders”), will be deemed to have agreed to the terms of this Amendment but will not be deemed thereby to have agreed to convert its Existing Term Loans into New Term Loans or to have made any commitment to make Additional Term Loans;

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WHEREAS, each Person that executes a Joinder to this Amendment as an "Additional Term Lender" will be deemed (i) to have agreed to the terms of this Amendment and (ii) to have committed to make New Term Loans to the Borrower on the Fourth Amendment Effective Date (the “Additional Term Loans”), in the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Additional Term Loans), and the proceeds of such Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not converted into New Term Loans by the Converting Term Lenders;
WHEREAS, the Converting Term Lenders and the Additional Term Lenders (collectively, the “New Term Lenders”) are severally willing to convert their Existing Term Loans into New Term Loans or to make New Term Loans, as the case may be, on the terms and subject to the conditions set forth in this Amendment;
WHEREAS, the Borrower has also requested that certain other amendments be made to the Existing Credit Agreement, as set forth in Article II herein;
WHEREAS, each New Term Lender and the Required Lenders are willing, on the terms and subject to the conditions set forth below, to consent to such amendments of the Existing Credit Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the New Term Lenders and the Required Lenders, hereby agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.1    Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Additional Term Lenders” is defined in the fifth recital.
“Additional Term Loans” is defined in the fifth recital.
“Administrative Agent” is defined in the preamble.
“Amendment” is defined in the preamble.
“Borrower” is defined in the preamble.
“Converted Term Loan” is defined in the third recital.
“Converted Term Lenders” is defined in the third recital.

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“Credit Agreement” is defined in the first recital.
“Existing Credit Agreement” is defined in the first recital.
“Existing Term Lenders” is defined in the third recital.
“Existing Term Loans” is defined in the second recital.
“Fourth Amendment Effective Date” is defined in Article IV.
“Lender Consent” is defined in the third recital, and shall take the form of “Lender Consent” attached hereto as Annex I.
“New Term Lenders” is defined in the sixth recital.
“New Term Loans” is defined in the second recital.
“Non-Converting Term Lenders” is defined in the fourth recital.
SECTION 1.2    Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II

AMENDMENTS TO EXISTING CREDIT AGREEMENT; ACKNOWLEDGEMENT
SECTION 2.1    Amendments. Subject to the satisfaction (or waiver) of the conditions set forth in Article IV, the Existing Credit Agreement is hereby amended as of the date of this Amendment in accordance with this Section 2.1.
SECTION 2.1.1.    Amendments to Section 1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:
(a)    The definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:
““Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Eurodollar Loans	Base Rate Loans
Revolving Loans and Swingline Loans	4.50%	3.50%
Term Loans	2.75%	1.75%

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; provided, that, on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Restatement Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.”
(b)    Clause (d) of the definition of “Permitted Acquisition” is hereby amended and restated in its entirety as follows:
“(d) the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred) on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters in respect of which the Consolidated Leverage Ratio has been tested in accordance with Section 8.1(a);”
(c)    The definition of “Term Loan Maturity Date” is hereby amended and restated in its entirety as follows:
““Term Loan Maturity Date”: the date that is seven (7) years after the Fourth Amendment Effective Date.”
SECTION 2.1.2.    Additional Amendment to Section 1.1 (“Defined Terms”) of the Existing Credit Agreement. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting in such Section the following definition in the appropriate alphabetical order:
““Compliance Date”: the last day of any fiscal quarter, beginning with the fiscal quarter ended on March 31, 2013, if either (1) the aggregate outstanding L/C Obligations of the Borrower as of such date exceed $10,000,000 or (2) any Revolving Loans or Swingline Loans are outstanding as of such date; provided that, for purposes of determining whether or not a Compliance Date has occurred with respect to clause (1) above, L/C Obligations shall exclude all Letters of Credit that are Cash Collateralized.”
““Financial Covenants”: the financial condition covenants set forth in Section 8.1 hereof.”
““Financial Covenant Event of Default”: as defined in Section 9.1(c).”
““Fourth Amendment Effective Date”: February 19, 2013.”
SECTION 2.1.3.    Amendments to Section 2.4. Section 2.4(b)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“
(iii)    after giving pro forma effect to the borrowings to be made on the Term Loan Increase Effective Date as of the date of the most recent financial statements delivered

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pursuant to Section 7.1(a) or (b), the Borrower shall be in compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred); and”
SECTION 2.1.4.    Amendments to Section 3.16. Section 3.16(b)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“
(iii)    after giving pro forma effect to the extensions of commitments and the borrowings to be made on the Revolving Commitment Increase Effective Date as of the date of the most recent financial statements delivered pursuant to Section 7.1(a) or (b), the Borrower shall be in compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred);”
SECTION 2.1.5.    Amendments to Section 4.1. The final proviso and last sentence of Section 4.1 of the Existing Credit Agreement are hereby amended and restated to read as follows:
“
; provided further, that any optional prepayment of Term Loans made pursuant to this Section 4.1 on or prior to the first anniversary of the Fourth Amendment Effective Date with the proceeds of Indebtedness incurred by the Borrower from a substantially concurrent borrowing of loans provided by one or more banks, funds or other financial institutions (other than any such borrowing pursuant to a refinancing of all the facilities or the Term Loans under this Agreement in connection with a Permitted Acquisition, Change of Control or other transaction not permitted by this Agreement (prior to giving effect to any amendment, waiver or other modification of this Agreement that is effected in connection with such transaction)) for which the interest rate payable thereon is, or upon satisfaction of specified conditions could reasonably be expected to be, less than the interest rate applicable to Term Loans that are Eurodollar Loans at the time of such prepayment shall be subject to the payment of a premium of 1.0% of the aggregate principal amount of such prepayment. For the avoidance of doubt, any prepayment or repayment of Term Loans funded directly or indirectly with the proceeds of Capital Stock issued by the Borrower or equity contributed to the Borrower and received after the Fourth Amendment Effective Date shall not require the payment of any premium contemplated by the preceding proviso.”
SECTION 2.1.6.    Amendments to Section 4.2. Section 4.2(h) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(h)     Any prepayment of Term Loans made pursuant to Section 4.2(a) on or prior to the first anniversary of the Fourth Amendment Effective Date with the proceeds of Indebtedness incurred by the Borrower from a substantially concurrent borrowing of loans provided by one or more banks, funds or other financial institutions (other than any such borrowing pursuant to a refinancing of all the facilities or the Term Loans under this Agreement in connection with a Permitted Acquisition, Change of Control or other transaction not permitted by this Agreement (prior to giving effect to any amendment, waiver or other modification of this Agreement that is

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effected in connection with such transaction)) for which the interest rate payable thereon is, or upon satisfaction of specified conditions could reasonably be expected to be, less than the interest rate applicable to Term Loans that are Eurodollar Loans at the time of such prepayment shall be subject to the payment of a premium of 1.0% of the aggregate principal amount of such prepayment. For the avoidance of doubt, any prepayment or repayment of Term Loans funded directly or indirectly with the proceeds of Capital Stock issued by the Borrower or equity contributed to the Borrower and received after the Fourth Amendment Effective Date shall not require the payment of any premium contemplated by the preceding sentence.”
SECTION 2.1.7.    Amendments to Section 6.2. Section 6.2 of the Existing Credit Agreement is hereby amended by inserting a new clause (e) at the end thereof that reads as follows:
“(e)    Pro Forma Compliance with Financial Covenants. The Borrower shall be in pro forma compliance with the Financial Covenants (assuming for this purpose that a Compliance Date has occurred) after giving effect to the extensions of credit requested to be made on such date. ”
SECTION 2.1.8.    Amendments to Section 7.2. Section 7.2(b)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margin for Revolving Loans and Swingline Loans and the Commitment Fee Rate; provided that, beginning with the fiscal quarter ending March 31, 2013, the Borrower shall only be required to illustrate compliance with the Financial Covenants if a Compliance Date has occurred on the last day of the applicable fiscal quarter.”
SECTION 2.1.9.    Amendments to Section 8.1. Section 8.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Consolidated Leverage Ratio. Without the written consent of the Majority Facility Lenders under the Revolving Facility, permit the Consolidated Leverage Ratio as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower (i) ending December 31, 2012, to exceed 3.25 to 1.00 and (ii) each fiscal quarter thereafter on which a Compliance Date has occurred, to exceed 4.75 to 1.00.
(b)    Consolidated Fixed Charge Coverage Ratio. Without the written consent of the Majority Facility Lenders under the Revolving Facility, permit the Consolidated Fixed Charge Coverage Ratio for any period of four (4) consecutive fiscal quarters of the Borrower (i) ending December 31, 2012, to be less than 2.00 to 1.00 and (ii) each fiscal quarter thereafter on which a Compliance Date has occurred, to be less than 1.00 to 1.00.”
SECTION 2.1.10.    Amendments to Section 8.2. Section 8.2(k) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

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“
(k)    Junior Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $75,000,000 at any one time outstanding; provided that, (i) after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred) as of the date of the most recent financial statements delivered pursuant to Section 7.1(a) or (b) and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom;”
SECTION 2.1.11.    Amendments to Section 8.6. Section 8.6(f) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“
(f)    so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) after giving pro forma effect to the payment of such Restricted Payment, the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred) as of the date of the most recent financial statements delivered pursuant to Section 7.1(a) and (b) and (z) the Borrower shall have delivered to the Administrative Agent a certificate evidencing compliance with clauses (x) and (y), the Borrower may make Restricted Payments; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $75,000,000 during the term of this Agreement.”
SECTION 2.1.12.    Amendments to Section 9.1. Section 9.1(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(c)     any Loan Party shall default in the observance or performance of any agreement contained in Section 3.15(c)(ii), Section 7.1, clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Section 7.7(a), Section 7.14 or Section 8 of this Agreement; provided that an Event of Default under this clause (c) as a result of a breach of any Financial Covenant (any such Event of Default, a “Financial Covenant Event of Default”) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Majority Facility Lenders under the Revolving Facility have declared all outstanding Obligations under the Revolving Facility to be immediately due and payable in accordance with Section 9.2, and such declaration has not been rescinded on or before such date; or”
SECTION 2.1.13.    Amendments to Section 9.1. The language following clause (m) of Section 9.1 of the Existing Credit Agreement is hereby deleted in its entirety and a new Section 9.2 is hereby inserted to read as follows:
“     9.2    Remedies.
(a)    Except as provided in clause (b) below, (i) if an Event of Default specified in Section 9.1(f)(i) or (ii) with respect to the Borrower shall occur and be continuing, automatically

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the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (ii) if such event is any other Event of Default (other than a Financial Covenant Event of Default) that has occurred and is continuing, either or both of the following actions may be taken: (x) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (y) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
(b)    Upon the occurrence and during the continuation of a Financial Covenant Event of Default that is unwaived, the Majority Facility Lenders under the Revolving Facility may, so long as a Compliance Date continues to be in effect, immediately upon such breach (i) declare that such breach constitutes an Event of Default for Section 6.2 and (ii) either (x) terminate the Revolving Commitment and/or (y) take the actions specified in Section 9.2(a) in respect of the Revolving Commitments, the Revolving Loans and the L/C Obligations. In respect of a Financial Covenant Event of Default that is continuing, the Required Lenders may take the actions specified in Section 9.2(a) on the date that the Majority Facility Lenders under the Revolving Facility terminate the Revolving Commitments or accelerate all Obligations in respect of the Revolving Facility; provided however, that the Required Lenders may not take such actions if either (1) all Obligations under the Revolving Facility have been repaid in full (other than Unasserted Contingent Obligations) and the Revolving Commitments have been terminated

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or (2) the Financial Covenant Event of Default has been waived by the Majority Facility Lenders under the Revolving Facility.”
SECTION 2.1.14.    Amendments to Section 11.1. Section 11.1 of the Existing Credit Agreement is hereby amended by inserting the following clause (xiv) after clause (xiii):
“(xiv) amend, modify or waive any provision of Section 8.1 (and related definitions as used in such Section, but not as used in other Sections of this Agreement) or the first sentence of Section 9.2(b) without the written consent of the Majority Facility Lenders under the Revolving Facility and, notwithstanding anything to the contrary set forth in this Section 11.1, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver.”
SECTION 2.2    Acknowledgement. On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement or any other Loan Document to “Term Loans” shall be deemed a reference to the New Term Loans contemplated hereby. Notwithstanding any provision hereof or any implication to the contrary, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender prior to the Fourth Amendment Effective Date in respect of such Lender’s Existing Term Loans under the Credit Agreement prior to the Fourth Amendment Effective Date.
ARTICLE III

CONVERSION OF EXISTING TERM LOANS AND ADDITIONAL TERM LOANS
SECTION 3.1    Agreement to Conversion of Existing Term Loans into New Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, each Converting Term Lender agrees that an aggregate principal amount of its Existing Term Loans equal to the amount notified to such Converting Term Lender by the Administrative Agent will be converted into the Converted Term Loans as of the Fourth Amendment Effective Date.
SECTION 3.2    Agreement to Make Additional Term Loans. On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Article IV hereof, each Additional Term Lender agrees to make Additional Term Loans equal to the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Additional Term Loans) on the Fourth Amendment Effective Date and shall be a “Lender” under the Credit Agreement as of such date.
SECTION 3.3    Other Provisions. On the Fourth Amendment Effective Date, the Borrower shall apply the proceeds of the Additional Term Loans (if any), together with available cash, to (i) prepay in full all Existing Term Loans, other than Converted Term Loans, (ii) pay all accrued and unpaid interest on the aggregate principal amount of the Existing Term Loans being so prepaid, (iii) pay to each Existing Term Lender all amounts payable pursuant to Section 4.11

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of the Credit Agreement as a result of the prepayment of such Lender’s Existing Term Loans (treating Converted Term Loans as not having been prepaid for purposes of such Section) and (iv) pay to all Non-Converting Term Lenders all indemnities, cost reimbursements and other Obligations then owed to the Non-Converting Term Lenders under the Credit Agreement. The repayment of the Existing Term Loans contemplated hereby constitutes a voluntary prepayment by the Borrower pursuant to Section 4.1 of the Credit Agreement. Upon the Fourth Amendment Effective Date, each Existing Term Lender will be deemed to have waived any prior notice of such prepayment otherwise required pursuant to the Credit Agreement. The commitments of the Additional Term Lenders and the conversion undertakings of the Converting Term Lenders are several and no such New Term Lender will be responsible for any other New Term Lender’s failure to make or acquire by conversion New Term Loans. Notwithstanding anything herein or in the Credit Agreement to the contrary, the aggregate principal amount of the New Term Loans will not exceed the aggregate principal amount of the Existing Term Loans outstanding immediately prior to the Fourth Amendment Effective Date. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Existing Credit Agreement.
ARTICLE IV

CONDITIONS TO EFFECTIVENESS
The amendments contained in Section 2.1, the acknowledgement contained in Section 2.2, and the agreements contained in Article III shall be effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Article IV (the “Fourth Amendment Effective Date”).
SECTION 4.1    Execution of Counterparts. The Administrative Agent shall have received counterparts of (a) this Amendment duly executed and delivered by (i) the Borrower and (ii) the Administrative Agent on behalf of the Required Lenders and each New Term Lender that have executed and delivered to the Administrative Agent their written agreement or consent to the amendments contained herein (whether pursuant to the execution and delivery of a Lender Consent or any Joinder) and (b) the Consent and Confirmation attached hereto duly executed and delivered by each of the Borrower and the Subsidiary Guarantors.
SECTION 4.2    Resolutions, etc. The Administrative Agent shall have received from the Borrower (a) a copy of a good standing certificate, dated a date reasonably close to the Fourth Amendment Effective Date, and a bringdown thereof, dated the Fourth Amendment Effective Date and (b) a certificate, dated the Fourth Amendment Effective Date, duly executed and delivered by the Borrower’s Secretary as to resolutions of the Borrower’s Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 4.3    Fourth Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Fourth Amendment Effective Date and

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duly executed and delivered by a Responsible Officer of the Borrower, certifying that all of the conditions to effectiveness set forth in this Article IV have been satisfied.
SECTION 4.4    Representations and Warranties. Each of the representations and warranties made by the Borrower in Article V that are qualified by materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects.
SECTION 4.5    Delivery of Notes. The Administrative Agent shall have received for the account of each New Term Lender that has requested a Term Note, such New Term Lender’s Term Note duly executed and delivered by a Responsible Officer of the Borrower.
SECTION 4.6    Amendment Fee. The Administrative Agent shall have received all fees due and payable in connection with this Amendment, as previously agreed to between the Borrower and the Administrative Agent.
SECTION 4.7    Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 6.3 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).
SECTION 4.8    Opinions of Counsel. The Administrative Agent shall have received a legal opinion, dated as of the Fourth Amendment Effective Date and addressed to the Administrative Agent and all Lenders from O'Melveny & Myers LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 4.9    Application of Proceeds. The Borrower shall have applied, concurrently with the conversion of the Existing Term Loans into Converted Term Loans and the making of the Additional Term Loans, the proceeds of the New Term Loans, together with available cash balances, to (i) prepay in full all Existing Term Loans, other than Converted Term Loans, (ii) pay all accrued and unpaid interest on the aggregate principal amount of the Existing Term Loans being so prepaid, (iii) pay to each Existing Term Lender all amounts payable pursuant to Section 4.11 of the Credit Agreement as a result of the prepayment of such Lender’s Existing Term Loans (treating Converted Term Loans as not having been prepaid for purposes of such Section) and (iv) pay to all Non-Converting Term Lenders all indemnities, cost reimbursements and other Obligations then owed to such Non-Converting Term Lenders under the Credit Agreement.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
SECTION 5.1    Representations and Warranties. In order to induce the New Term Lenders, the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agents, Issuer and each Lender, as of the date hereof, as follows:

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(a)    the representations and warranties set forth in Section 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except to the extent made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date);
(b)    no order, judgment or decree of any Governmental Authority applicable to any Group Member purports to restrain any New Term Lender from making any extension of credit to be made by it;
(c)    no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the extensions of credit requested to be made on the date hereof;
(d)    this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and
(e)    the execution, delivery and performance by the Borrower of this Amendment, the extensions of credit requested hereby and the use of proceeds thereof will not (a) violate its Organizational Document, (b) violate any Requirement of Law, Governmental Authorization or any Contractual Obligation of any Group Member and (c) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Permitted Liens), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.2    Non-Impairment, etc. After giving effect to this Amendment, neither the modification of the Existing Credit Agreement or any other Loan Document effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment or any other Loan Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Security Documents (as in effect immediately prior to the Fourth Amendment Effective Date, the “Existing Security Documents”), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. Neither the modification of the Existing Credit Agreement nor the execution, delivery, performance or effectiveness of this Amendment requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. Under the foregoing circumstances, the position of the Lenders with respect to such Liens, the Collateral (as defined in the Existing Security Documents) in which a security interest was granted pursuant to the Existing Security Documents, and the ability of the Administrative Agent to realize upon such

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Liens pursuant to the terms of the Security Documents have not been adversely affected in any material respect by the modification of the Existing Credit Agreement effected pursuant to this Amendment or by the execution, delivery, performance or effectiveness of this Amendment.
SECTION 5.3    Reaffirmation of Obligations. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and Loan Documents effective as of the Fourth Amendment Effective Date and as amended hereby. The Borrower hereby reaffirms its obligations (including the Obligations) under each Loan Document to which it is a party.
ARTICLE VI

MISCELLANEOUS
SECTION 6.1    Full Force and Effect; Amendment. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any other Subsidiary Guarantor which would require the consent of any of the Lenders under the Credit Agreement or any of the other Loan Documents.
SECTION 6.2    Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including, without limitation, the provisions relating to forum selection, consent to jurisdiction and waiver of jury trial included in Section 11.12 of the Credit Agreement, which provisions are hereby acknowledged and confirmed by each of the parties hereto.
SECTION 6.3    Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Administrative Agent.
SECTION 6.4    Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
SECTION 6.5    Execution in Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Microsemi – Amendment No. 4

SECTION 6.6    Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.
SECTION 6.7    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 6.8    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 6.9    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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Microsemi – Amendment No. 4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
MICROSEMI CORPORATION, as Borrower
By
    Name:
    Title:
MORGAN STANLEY SENIOR FUNDING, INC.,
    as Administrative Agent
By
    Name:
    Title:

Microsemi – Amendment No. 4